EXHIBIT 21

SUBSIDIARIES OF MANAGEMENT OF ENVIRONMENTAL

SOLUTIONS AND TECHNOLOGY CORP.

1.  Names under which subsidiary does business:

Management of Environmental Solutions & Technology B.V. (MEST B.V.)

Jurisdiction of Incorporation: Amsterdam, The Netherlands

Corporate Office Location:

TNO Environmental Technology Valley

Laan Van Westenenk 501

7334 DT, Apeldoorn, The Netherlands

011 31 55 534 7040

2.  Names under which Subsidiary does business:

Manure and Sludge Technology B.V. or MSTec B.V.

Jurisdiction of Incorporation: Rotterdam, The Netherlands

Corporate Office Location:

TNO Environmental Technology Valley

Laan Van Westenenk 501

7334 DT, Apeldoorn, The Netherlands

011 31 55 534 7040